KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NY 10022 - 3852

                                                                           PARIS
TEL (212) 715-9100                                        47, AVENUE HOCHE 75008
FAX (212) 715-8000                                       TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01

                                    May 13, 2004




The Victory Institutional Funds
3435 Stelzer Road
Columbus, Ohio  43219

            Re:   The Victory Institutional Funds
                  -------------------------------

Gentlemen:

      We hereby consent to the reference to our firm as counsel in Form N-1A.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP

                                    Kramer Levin Naftalis & Frankel LLP